                                                        EXHIBIT 4.7

                       AMENDMENT NO. 2 TO AMENDED AND
                         RESTATED CREDIT AGREEMENT


    AMENDMENT dated as of September 19, 1997 to the Amended and Restated Credit Agreement dated as of March 19, 1997 (as heretofore amended, the "CREDIT AGREEMENT") among WESTERN ATLAS INC. (the "BORROWER"), the BANKS party thereto (the "BANKS"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "AGENT") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE BANK OF NEW YORK, THE CHASE MANHATTAN BANK, CIBC INC., THE FIRST NATIONAL BANK OF CHICAGO, NATIONSBANK OF TEXAS, N.A. and WELLS FARGO BANK, N.A., as Co-Agents.


                         W I T N E S S E T H
                         - - - - - - - - - -


    WHEREAS, the Borrower proposes to distribute to its shareholders all capital stock of UNOVA, Inc., a new company comprising the industrial technologies businesses of the Borrower (the "Spin-Off"); and

    WHEREAS, the consummation of the Spin-Off requires certain modifications to the Credit Agreement and the Subsidiary Guarantee Agreement referred to therein;

    NOW, THEREFORE, the parties hereto agree as follows:

    SECTION 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

    SECTION 2. AMENDMENT, WAIVER AND CONSENT. (a) The second sentence of
Section 5.06 of the Credit Agreement is deleted.

    (b) The Banks hereby waive any Default arising under Section 5.09 of the Credit Agreement solely by reason of the consummation of the Spin-Off.

    (c) The Banks hereby consent to the execution and delivery by the Agent of Amendment No. 1 to the Subsidiary Guarantee Agreement in substantially the form of Exhibit A to this Amendment.

    SECTION 3. REPRESENTATIONS OF BORROWER. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article IV of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

    SECTION 4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

    SECTION 5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    SECTION 6. EFFECTIVENESS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") on which the Agent shall have received from each of the Borrower and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                       WESTERN ATLAS INC.


                                       By: /s/ Lori J. Segale
                                           -------------------------
                                           Title: Treasurer


                                       MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK


                                       By: /s/ Robert R. Bottamedi
                                           -------------------------
                                           Title: Vice President


                                      BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION


                                       By: /s/ Gina M. West
                                           -------------------------
                                           Title: Vice President


                                      THE BANK OF NEW YORK


                                      By: /s/ Alan F. Lyster, Jr.
                                          -------------------------------
                                          Title: Vice President

                                      THE CHASE MANHATTAN BANK


                                      By: /s/ Timothy J. Storms
                                          -------------------------------
                                          Title: Managing Director


                                      CIBC INC.


                                      By: /s/ John P. Burke
                                          -------------------------------
                                          Title: Director, CIBC Wood Gundy
                                           Securities Corp., as Agent


                                      THE FIRST NATIONAL BANK OF
                                       CHICAGO


                                      By: /s/ Leo V. Loughead, III
                                          -------------------------------
                                          Title:  Corporate Banking Officer


                                      NATIONSBANK OF TEXAS, N.A.


                                      By: /s/ John H. Roberts
                                          -------------------------------
                                          Title: Vice President


                                      WELLS FARGO BANK, N.A.


                                      By: /s/ Frieda Youlios
                                          -------------------------------
                                          Title: Vice President


                                      By: /s/ David B. Hollingsworth
                                          -------------------------------
                                          Title: Vice President

                                      BANK OF HAWAII


                                      By: /s/ Robert M. Wheeler, III
                                          -------------------------------
                                          Title: Vice President


                                      CREDIT SUISSE FIRST BOSTON


                                      By: /s/ David J. Worthington
                                          -------------------------------
                                          Title: Managing Director


                                      By: /s/ Deborah A. Shea
                                          -------------------------------
                                          Title: Vice President


                                      DRESDNER BANK A.G., NEW YORK
                                       BRANCH AND GRAND CAYMAN BRANCH


                                      By: /s/ John W. Sweeney
                                          -------------------------------
                                          Title: Assistant Vice President


                                      By: /s/ Thomas J. Nadramia
                                          -------------------------------
                                          Title: Vice President


                                      MELLON BANK, N.A.


                                      By: /s/ Lawrence C. Ivey
                                          -------------------------------
                                          Title: Vice President

                                      THE NORTHERN TRUST COMPANY


                                      By: /s/ John E. Burda
                                          -------------------------------
                                          Title: Second Vice President


                                      TORONTO DOMINION (TEXAS), INC.

                                      By: /s/ Frederic Hawley
                                          -------------------------------
                                          Title: Vice President

                                                        EXHIBIT A

                     TO AMENDMENT NO. 2 TO THE AMENDED
                       AND RESTATED CREDIT AGREEMENT


                        AMENDMENT NO 1. TO AMENDED AND
                    RESTATED SUBSIDIARY GUARANTEE AGREEMENT

    AMENDMENT dated as of September 19, 1997 to the Amended and Restated Subsidiary Guarantee Agreement dated as of March 19, 1997 (the "Subsidiary Guarantee Agreement") among Western Atlas Inc. (the "Borrower"), the Guarantors referred to therein and Morgan Guaranty Trust Company of New York, as Agent (the "Agent").


                         W I T N E S S E T H
                         - - - - - - - - - -


    WHEREAS, the Borrower proposes to distribute to its shareholders all capital stock of UNOVA, Inc., a new company comprising the industrial technologies businesses of the Borrower (the "Spin-Off"); and

    WHEREAS, the consummation of the Spin-Off requires modification of the Subsidiary Guarantee Agreement;

    NOW, THEREFORE, the parties hereto agree as follows:

    SECTION 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Subsidiary Guarantee Agreement has the meaning assigned to such term in the Subsidiary Guarantee Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Subsidiary Guarantee Agreement shall, after this Amendment becomes effective, refer to the Subsidiary Guarantee Agreement as amended hereby.

    SECTION 2. RELEASE OF GUARANTOR. Simultaneously with and automatically upon consummation of the Spin-Off, the Subsidiary Guarantee Agreement shall terminate as to Intermec Corporation, and Intermec Corporation shall cease to be a Guarantor thereunder, all without further action by any party hereto.

    SECTION 3. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

    SECTION 4. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    SECTION 5. EFFECTIVENESS. This Amendment shall become effective on the date on which the Agent shall have received from each of the parties hereto a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.


                                      WESTERN ATLAS INC.


                                      By: /s/ Lori J. Segale
                                          -------------------------------
                                          Title: Treasurer


                                      INTERMEC CORPORATION

                                      By: /s/ Lori J. Segale
                                          -------------------------------
                                          Title: Treasurer


                                      WESTERN ATLAS INTERNATIONAL, INC.


                                      By: /s/ Lori J. Segale
                                          -------------------------------
                                          Title: Treasurer


                                      MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as Agent


                                      By: /s/ Robert R. Bottamedi
                                          -------------------------------
                                          Title: Vice President